                                                                 Exhibit 10.12.1

                        AMENDMENT TO SERVICE AGREEMENT
                        ------------------------------

          AMENDMENT TO AGREEMENT, made as of March 16, 1998, by and among The Brockbank Group plc (registered in England under number 1844295) (the "Company") and Exel Merger Company Ltd. ("Newco") (collectively, the "Entities"), and Mark
E. Brockbank (the "Executive").

          WHEREAS, the Company and the Executive have entered into a Service Agreement, dated 1st January, 1995 ("Service Agreement"), supplemented by an Addendum to Service Agreement, dated 9th March, 1995; a letter to amend Service Agreement, dated 29th September, 1995; a letter to amend Contract of Employment, dated 13th December, 1995; and a letter on restriction of use of name and non-competition clause, dated 13th December, 1995; and

          WHEREAS, Mid Ocean Limited, EXEL Limited and Newco have entered into an Agreement and Plan of Amalgamation, dated as of March 16, 1998; and

          WHEREAS, the Entities wish to have the Executive continue his employment with the Company following the consummation of such amalgamation, and the Executive wishes to continue such employment with the Company.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the Entities and the Executive hereby agree to amend the Service Agreement as follows:

          1. Clause 1.2 of the Service Agreement is hereby amended by deleting the clause in its entirety, and adding the following in lieu thereof:

     The Company shall employ the Executive and the Executive shall serve the Company and any applicable Group Company (subject to the provisions of Clause 12) as and from the Commencement Date unless and until either party shall give to the other not less than twelve months' written notice; provided, that, except as
                                         --------
     otherwise set forth in this Agreement, such notice shall not expire before the second anniversary of the consummation of the amalgamations (the "Transactions") contemplated by the Agreement and Plan of Amalgamation among Mid Ocean Limited, EXEL Limited and Exel Merger Company Ltd., dated as of March 16, 1998 (the "Amalgamation Agreement") (such consummation date, the "Effective Date" hereunder).

          2. Clause 3 of the Service Agreement is hereby amended by adding a new Clause 3.5 as follows:

     As of the Effective Date, the Executive will be awarded a Stock
     Option for 40,000 shares of Common Stock of Exel Merger Company
     Ltd. (the "Option") pursuant to the terms of the EXEL Limited
     1991 Performance Incentive Program (the "Option Plan") at an exercise price equal to fair market value on the date of grant.
     The Option shall vest 33 1/3 per cent per year on each of the first three anniversaries of the Effective Date, and shall be subject to the terms and conditions generally applicable to options granted under the Option Plan.

          3. A new Clause 21 is hereby added to the Service Agreement to read as follows:

     With respect to 50% of the Executive's unvested stock options and shares of restricted stock of Mid Ocean Limited outstanding as of the Effective Date and granted under the Mid Ocean Limited 1993 Long Term Incentive and Share Award Plan, the Executive hereby waives on a pro rata basis, to the extent applicable, accelerated exercisability and vesting as a result of the Transactions (including shareholder approval of the Transactions) and agrees that such options and restricted stock shall continue to vest pursuant to their normal schedule; provided, that upon a
                                        --------
     termination of Executive's employment due to Executive's death or by the Company other than pursuant to Clause 12, the remaining balance of such options and shares of restricted stock for which accelerated exercisability or vesting was waived shall become immediately exercisable and/or vested. The Executive's Restricted Mid Ocean Ordinary Shares offered under the Restricted Mid Ocean Ordinary Share Alternative shall be replaced by restricted shares of Exel Merger Company Ltd. upon the Effective Date pursuant to the terms and conditions of the Amalgamation Agreement, and all restrictions applicable to such shares shall otherwise continue.

          4. This amendment to the Service Agreement shall take effect as of the Effective Date, and shall in no event take effect in the event of the termination and abandonment of the Amalgamation Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this amendment to the Agreement as of the year and day first above written.


                                             The Brockbank Group plc


                                             By:  _____________________________


                                             Exel Merger Company Ltd.


                                             By:  _____________________________


                                             __________________________________
                                             Mark E. Brockbank

                                      -4-